EXHIBIT 10-47

             ( As Amended and Restated Effective June 1, 1998)

                NEW YORK STATE ELECTRIC & GAS CORPORATION
                           DIRECTOR SHARE PLAN

I.   Plan Objective

  The objective of the Director Share Plan (the "Plan") is to attract and retain current and future Directors of New York State Electric & Gas Corporation ("NYSEG") and effective June 1, 1998, Energy East Corporation ("Energy East") by providing such Directors with benefits, in addition to current cash compensation, that enhance the linkage between director and shareholder interests.

II.  Definitions

  Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:

  A. "Account" shall mean the account to be established by the Committee to which Phantom Shares and Dividend Phantom
     Shares will be credited for each Participant.

  B.   "Energy East Board" shall mean the Board of Directors of
     Energy East.

  C.   "NYSEG Board" shall mean the Board of Directors of NYSEG.

  D. "Director" shall mean (i) a member of the NYSEG Board on the effective date of the Plan or thereafter and (ii) a member of the Energy East Board on June 1, 1998 or thereafter.

  E.   "Dividend Phantom Shares" shall mean the "phantom" (not
     corporate) shares that accrue in accordance with Article V hereof during each Plan Year.
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     F.   "Participant" shall mean a non-employee Director who has
          satisfied the eligibility and participation requirements of
          Article IV hereof.

     G. "Phantom Shares" shall mean the "phantom" (not corporate) shares that are granted to Participants in the Plan pursuant to Article VI hereof.

     H.   "Plan" shall mean the New York State Electric & Gas
          Corporation Director Share Plan as embodied herein and as amended from time to time.

     I.   "Plan Year" shall mean the calendar year.

     J. "Prior Plan" shall mean the New York State Electric & Gas Corporation Retirement Plan for Directors, effective as of January 1, 1992, as amended.

III. Administration

     The Plan shall be administered by a committee to be known as the Director Share Plan Committee (the "Committee"), the members of which shall be appointed by the NYSEG Board. No member of the Committee while serving as such shall be eligible for participation in the Plan. Decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

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IV.  Eligibility and Participation

     All NYSEG Directors who are non-employee NYSEG Directors on the effective date of the Plan or thereafter are eligible to participate in the Plan in accordance with the following provisions:
     A. Each eligible NYSEG Director first elected to the NYSEG Board prior to January 1, 1996 must chose one of the following irrevocable options by January 31, 1997:

          1. To remain in the Prior Plan and receive retirement benefits pursuant to the Prior Plan. An eligible NYSEG Director choosing this option will not participate in the Plan and shall have no rights under the Plan except as otherwise provided in Article IV.D. below.

          2. To cease participation in the Prior Plan effective January 1, 1997 and instead participate in the Plan as of that date. An eligible NYSEG Director choosing this option shall have no further rights under the Prior Plan.

     B.   Each eligible NYSEG Director first elected to the NYSEG
          Board at any time between January 1, 1996 and December 31, 1996, inclusive, shall become a Plan Participant on the effective date of the Plan.

     C. Each eligible NYSEG Director who first becomes a non-employee NYSEG Director on or after the effective date of the Plan automatically becomes a Plan Participant upon becoming a non-employee NYSEG Director.

     D. Notwithstanding anything to the contrary contained in any provision of this Plan, Messrs. Gilmour and Marshall shall
          (i) be eligible to participate in this Plan as of June 1, 1998, (ii) receive an initial grant of 937 Phantom Shares effective as of June 1, 1998, and (iii) shall thereafter be eligible for further awards pursuant to Article VI.B.
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     E.   In the event that a Plan Participant serves at the same
          time as both a NYSEG Director and an Energy East Director, there shall be no duplication of benefits and such Plan Participant shall be eligible to receive awards solely as a NYSEG Director. Accordingly, all non-employee NYSEG Directors who as of June 1, 1998 also serve as non-employee Energy East Directors will after June 1, 1998 continue to be eligible for awards in their capacities as NYSEG Directors.
     F. Except as otherwise provided herein, each Energy East Director who first becomes a non-employee Energy East Director after June 1, 1998 automatically becomes a Plan Participant upon becoming a non-employee Energy East Director.

V.   Phantom Shares and Dividend Phantom Shares

     All Phantom Shares granted to a Participant shall be credited to a Phantom Share Account which shall be maintained for the Participant. On each common stock dividend payment date of Energy East, Dividend Phantom Shares, including fractional Dividend Phantom Shares computed to four decimal places, shall be credited to each Participant's Phantom Share Account. The number of Dividend Phantom Shares to be credited shall be calculated by first determining the amount of the dividends that would be paid by Energy East upon all Phantom Shares and Dividend Phantom Shares held for the Participant as if such shares actually were issued and outstanding common stock of Energy East. The amount of dividends so determined shall then be divided by the price per share paid by Energy East's dividend reinvestment plan for common stock that was purchased by said Plan with respect to the common stock dividend payment date for which the Dividend Phantom Shares are being credited.

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     The quotient of said division is the number of Dividend
     Phantom Shares which shall be credited to a Participant's
     Phantom Share Account.

     An award of Phantom Shares or Dividend Phantom Shares under the Plan shall not entitle the recipient to any actual dividend or voting rights or any other rights of a shareholder with respect to such Phantom Shares or Dividend Phantom
     Shares.

VI.  Plan Grants

     A. Each Participant who chooses to cease participation in the Prior Plan and participate in this Plan pursuant to
          Article IV.A.2 hereof shall receive an initial grant of Phantom Shares based on the actuarial present value of the vested accrued benefit the Participant earned under the Prior Plan as set forth in the following schedule:

                                    Present Value of
                  Director       Vested Accrued Benefit

                  Carrigg          $133,000
                  Casarett          181,000
                  Castiglia          23,000
                  DeFleur            23,000
                  Gilmour           181,000
                  Gioia              40,000
                  Keeler             99,000
                  Kintigh           192,000
                  Lynch              95,000
                  Marshall          183,000
                  Stuart            192,000
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     The initial number of Phantom Shares to be granted will be determined for a Participant by dividing the Participant's Present Value of Vested Accrued Benefit by the average closing price of NYSEG's common stock for the five trading days immediately preceding the effective date of the Plan.

  B.   In addition, commencing January 1, 1997 and on each April
     1, July 1, October 1, and January 1 thereafter, 150 Phantom
     Shares will be granted to each Director who is a Plan
     Participant as of that date.

VII. Form and Timing of Payments

  A.   Form -    Upon the later of (i) a Participant's ceasing
           to serve as a Director of NYSEG and (ii) a Participant's ceasing to serve as a Director of Energy East ("Service Termination Date"), all Phantom Shares and Dividend Phantom Shares in the Participant's Phantom Share Account on the Service Termination Date shall be settled in cash. Payments shall be calculated by multiplying the number of Phantom Shares and Dividend Phantom Shares in a Participant's Phantom Share Account on the Service Termination Date by the average of Energy East's Common Stock closing prices for the five trading days immediately preceding the Service Termination Date.

  B. Timing - Cash payments shall be made by the tenth day of the calendar month next following the Service Termination Date. The Committee or the NYSEG Board or Energy East Board may adopt procedures allowing Participants to defer the cash payments they will be entitled to receive under the Plan.

VIII.   Dilution and Other Adjustments

  In the event of any change in the outstanding shares of common stock of Energy East by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Phantom Shares then held in each Participant's Phantom Share Account or which may be awarded to any Participant, or an adjustment in the number of Dividend Phantom Shares then held in each Participant's Phantom Share Account or which may be awarded to any Participant, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

IX.  Amendments and Termination

  The NYSEG Board may at any time suspend, terminate, modify or amend the Plan. Neither the suspension or termination of the Plan nor any modification or amendment thereto shall diminish the previously accrued rights of any Director who, at the date of such suspension, termination, modification or amendment, is a Participant in the Plan.

X.   Miscellaneous Provisions

  A. In the case of a Participant's death, payments with respect to Phantom Shares and Dividend Phantom Shares shall be made to his or her designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.
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  B.   Except as set forth in A. above, a Participant's rights
     and benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy or for the support of a spouse or former spouse or for any other relative of the Participant prior to payments actually being received by the person eligible to benefit under the Plan. Any attempt at such prohibited anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy, shall be void and unenforceable except as otherwise provided by law.

  C. No Participant shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant any right to be retained in the service of NYSEG or Energy East, as the case may be.

  D. NYSEG or Energy East, as the case may be, shall have the right to deduct from the cash payments made pursuant to
     Article VII any taxes required by law to be withheld with respect to such cash payments.

  E. The Plan shall inure to the benefit of, and be binding upon, NYSEG and Energy East, and its successors and assigns, including any company into or with which NYSEG or Energy East may be merged or consolidated, and shall inure to the benefit of, and be binding upon, the Director or Participant and his or her heirs, executors, administrators, and, if applicable, his or her committee, conservator or other person serving in a similar capacity.

XI.  Effective Date

   The Plan shall be effective as of January 1, 1997.

XII.  Funding

  There shall be no funding of any amounts to be paid pursuant to this Plan; provided, however, that NYSEG or Energy East, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of NYSEG's or Energy East's creditors in the event of NYSEG's or Energy East's bankruptcy or insolvency; and provided, further, that NYSEG or Energy East shall remain responsible for the payment of any such amounts which are not so paid by any such trust.

XIII.  Conversion of Phantom Shares and Dividend Phantom Shares

  Effective May 1, 1998, NYSEG was reorganized into a holding company structure pursuant to an Agreement and Plan of Share Exchange. As part of the reorganization, all outstanding Common Stock of NYSEG was exchanged for Common Stock of Energy East and NYSEG became a wholly-owned subsidiary of Energy East. Effective May 1, 1998, the Phantom Shares and Dividend Phantom Shares held in each Participant's Phantom Share Account, without further action, were deemed to be converted into the equivalent number of Phantom Shares and Dividend Phantom Shares of Energy East.

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                         INITIAL BENEFICIARY FORM


     I hereby designate ______________________ as beneficiary under the Director Share Plan of New York State Electric & Gas
Corporation.


____________________                    __________
   Director                                Date

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                        CHANGE OF BENEFICIARY FORM

     I hereby designate ____________________ as beneficiary under the Director Share Plan of New York State Electric & Gas
Corporation superseding all beneficiary designations previously made by me.


_________________________               ________
    Director                              Date



Receipt Acknowledged:


_____________________________           ________
  Director Share Plan                     Date
  Committee Member